Exhibit 10.50.1

AMENDMENT NO. 1 TO SECURITY AGREEMENT

July 30, 2004

Reference is made to that certain Security Agreement dated August 14, 2003, made by and between Artemis International Solutions Corporation, a Delaware corporation (the “Borrower”) Artemis International Solutions Ltd. a United Kingdom corporation (“Guarantor Subsidiary”) and LAURUS MASTER FUND, LTD., c/o Ogier Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands (the “Laurus”“) (the “Security Agreement”) pursuant to which, among other things, the Borrower issued a note in the original principal amount of Five Million Dollars ($5,000,000) (the “Note”) to Laurus.  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

WHEREAS, the Borrower and Laurus have agreed, as part of the their Restructuring Agreement executed contemporaneously herewith (the “Restructured Agreement”), to amend the Security Agreement to reflect the terms of a Secured Revolving Note in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the Revolving Note”) and a Secured Convertible Minimum Borrowing Note in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “MB Note”), each issued as of August 14, 2003 in exchange for and in substitution of the Note and the Borrower desires to make such changes and to effect such an exchange; and

WHEREAS the Borrower and Laurus agree that on the date hereof that an aggregate amount of $1,500,000 is outstanding under the Revolving Note and MB Note, with no monies being attributed and owed relating to the Revolving Note, while all of the $1,500,000 that is outstanding is owed and relating to the MB Note.

NOW, THEREFORE, in consideration for the execution and delivery by the Borrower of this amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Section 2 (a)(i) of the Security Agreement is hereby deleted in its entirety and the following inserted in its stead:

“2. Loans.

(a) (i)  Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus may make loans (the “Loans”)  to the Company from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) (I) the Capital Availability Amount minus (II)  such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time to preserve and protect Collateral (the “Reserves”) or (y) an amount equal to (I) the Accounts Availability minus (II) the Reserves.  The amount derived at any time from Section 2(a)(i)(y)(I) minus

2(a)(i)(y)(II) shall be referred to as the “Formula Amount.” Company shall execute and deliver to Laurus on the Closing Date a Minimum Borrowing Note evidencing the Loans funded on the Closing Date and a Revolving Note evidencing (without duplication of Loans evidenced by any Minimum Borrowing Note) the Capital Availability Amount.  From time to time thereafter, Company shall execute and deliver to Laurus immediately prior to the final funding of each additional $1,500,000 tranche of Loans (calculated on a cumulative basis for each such tranche) an additional Minimum Borrowing Note evidencing such tranche, in the form of Minimum Borrowing Note delivered by Company to Laurus on the Closing Date. Notwithstanding anything herein to the contrary, whenever during the Term the outstanding balance on the Minimum Borrowing Note should equal $0, such portion of the balance of the Revolving Note that exceeds $1,000,000 shall be deemed to be simultaneously extinguished on the Revolving Note and transferred to, and evidenced by, a new and additional (serialized) Minimum Borrowing Note.  Any such new additional Minimum Borrowing Note shall be subject to the parties agreeing to an adjusted Fixed Conversion Price, per Section 2.2 of the Secured Convertible Minimum Borrowing Note, executed contemporaneously herewith.”

2.                                       Section 2(c) of the Security Agreement is hereby added and in its entirety shall read as follows:

“2(c) Minimum Borrowing Amount.  After a registration statement registering the Registrable Securities (as defined in the Registration rights Agreement) has been declared effective by the SEC, conversions of the Minimum Borrowing Amount into the Common Stock of the Company may be initiated as set forth in the Notes.  From and after the date upon which the entire outstanding principal of the Minimum Borrowing Amount (as evidenced by the first Minimum Borrowing Note) is converted into Common Stock (the “First Conversion Date”), (i) corresponding amounts of all outstanding Loans (not attributable to the then outstanding Minimum Borrowing Amount) existing on or made after the First Conversion Date will be aggregated (and the corresponding amount shall be deducted from Loans under the Revolving Note) until they reach the sum of $1,500,000 and (ii) the Company will issue a new (serialized) Minimum Borrowing Note to Laurus in respect of such $1,500,000 aggregation, and (iii) the Company shall prepare and file a subsequent registration statement with the SEC to register such subsequent Minimum Borrowing Note as set forth in the Registration Rights Agreement.  Any such new Minimum Borrowing Note shall be subject to the parties agreeing to an adjusted Fixed Conversion Price, per Section 2.2 of the Secured Convertible Minimum Borrowing Note, executed contemporaneously herewith.”

3.                                       Section 5(b)(iv) of the Security Agreement is hereby deleted in its entirety and the following inserted in its stead:

“(iv) Overadvance Payment.  Without affecting the Company’s obligation to immediately repay any Loans which exceed the Formula Amount set forth in Section 2(a) hereof (“Overadvances”), in the event an Overadvance occurs or is made by Laurus, all such Overadvances shall bear interest at a monthly rate equal to: two percent (2.0%) of the amount of such Overadvances for each month or portion thereof as such amounts shall be outstanding (if the Company has not registered the shares of its Common Stock underlying the conversion of the Minimum Borrowing Notes and the Warrant on a registration statement declared effective by the SEC); and one percent (1.0%) of the amount of such Overadvances for each month or portion thereof as such amounts shall be outstanding (if the Company has registered the shares of its Common Stock underlying the conversion of the Minimum Borrowing Notes and the Warrant on a registration statement declared (and remaining) effective by the SEC).”  Notwithstanding anything herein to the contrary, and for purposes of clarification, Overadvance Payments shall be applicable only to those monies borrowed by the Company that exceed $1,500,000 and that are not secured by the Company’s Accounts Receivables as may apply pursuant to the Restructured Agreement.

4.                                       Section 12(n) of the Security Agreement is hereby amended by deleting its last three sentences beginning with “Notwithstanding the immediately foregoing” and replacing them with the following:

Notwithstanding anything to the contrary herein, Laurus acknowledges that while the re-audit by Squar Milner of the Company’s December 31, 2001 consolidated financial statements is now complete, the Company has decided not to file an amendment to its December 31, 2002 Form 10-K as previously disclosed, which would require obtaining the consents of certain predecessor auditors to re-issue their audit reports on the Company’s financial statements for the year ended December 31, 2000.  The Company has not obtained such consents, and instead, has included all relevant 2001 financial information in the annual report on Form 10-K for the year ended December 31, 2003.

5.                                       Section 12(n) of the Security Agreement is hereby amended by adding the following provision as its last sentence:

Notwithstanding anything to the contrary herein, Laurus acknowledges that on June 16, 2004, the Company completed a private placement of $9.0 million of convertibe preferred stock.

6.                                       The following definitions shall be inserted in Annex A to the Security Agreement in their correct alphabetical order:

““Minimum Borrowing Amount” means $1,500,000, which such aggregate amount shall be evidenced by Minimum Borrowing Notes.”

““Minimum Borrowing Notes” shall mean each secured convertible note, which shall be issued in a series, made by the Company in favor of Laurus to evidence the Minimum Borrowing Amount.”

““Notes” means each of the Minimum Borrowing Notes and the Revolving Note made by Company in favor of Laurus in connection with the transactions contemplated hereby, as the same may be amended, modified and supplemented from time to time, as applicable.”

““Revolving Note” means that secured revolving note made by the Company in favor of Laurus in the aggregate principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000).”

““Securities” means the Notes and the Warrants being issued by the Company to Laurus pursuant to this Agreement and the Ancillary Agreements and the shares of the common stock of the Company which may be issued pursuant to conversion of such Notes in whole or in part or exercise of such Warrants.

““Warrants” has the meaning set forth in the Registration Rights Agreement.”

7.                                       The foregoing amendments shall be effective as of August 14, 2003.

8.                                       There are no other amendments to the Security Agreement, and all of the other forms, terms and provisions of the Security Agreement remain in full force and effect.

9.                                       The Borrower hereby represents and warrants to Laurus that as of the date hereof all representation, warranties and covenants made by Borrower in connection with the Security Agreement are true correct and complete and all of Borrower’s covenants requirements have been met.

IN WITNESS WHEREOF, each of the Borrower the Guarantor Subsidiary and Laurus has caused this Amendment No. 1 to Security Agreement to be signed in its name effective as of this 14th day of August, 2003.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

By:
Name:
Title:

ARTEMIS INTERNATIONAL SOLUTIONS LTD.

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title: